STATEMENT OF RESIGNATION OF REGISTERED AGENT



The undersigned hereby resigns the agency appointment as registered agent of Beryllium International Corporation.

1.	The date of incorporation of the Corporation: February 17, 1972

2.	The name of the Corporation: Beryllium International Corporation

3.	The name of the registered agent: Gerald M. Park

4.	Street address of the registered agent: 8790 BlueJay Lane, Salt Lake
   City, Utah 84121

5.	This resignation will be effective upon filing.

6.	The registered office is also being discontinued.

Date:


/s/ Gerald M. Park
------------------
Gerald M. Park